                                                                     EXHIBIT 4.7

                                    GUARANTY

         THIS GUARANTY, dated as of November 15, 1995, made separately by each of the undersigned corporations (together with their successors and assigns, each a "Guarantor" and collectively, the "Guarantors"), in favor of each of the purchasers (together with their successors and assigns, including, without limitation, any holder of a Note (as defined below), each a "Holder" and collectively, the "Holders") listed on Annex 1 to the separate Note Agreements (collectively, as amended from time to time, the "Note Agreement"), dated as of November 15, 1995, between Holly Corporation (the "Company"), a Delaware corporation, and each of the Holders, pursuant to which the Company will issue Thirty-Nine Million Dollars ($39,000,000) in aggregate principal amount of its 7.62% Series C Senior Notes due December 15, 2005 (the "Series C Notes") and Twenty-One Million Dollars ($21,000,000) in aggregate principal amount of its Series D Senior Notes due December 15, 2005 (the "Series D Notes" the Series C Notes and the Series D Notes referred to collectively in this Guaranty as the "Notes"),

                                  WITNESSETH:

         WHEREAS, the Company owns directly, or indirectly through one or more subsidiaries, all of the outstanding shares of stock of each Guarantor; and

         WHEREAS, the Company is contemporaneously with the execution of this Guaranty issuing and selling its Series C Notes and its Series D Notes to the Holders pursuant to the Note Agreement,; and

         WHEREAS, it is a condition precedent to Holders' obligation to purchase the Notes that each Guarantor execute and deliver to the Holders a satisfactory guaranty of obligations of the Company under the Note Agreement and the Notes; and

         WHEREAS, the board of directors of each Guarantor has determined that such Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit such Guarantor, directly or indirectly, and are in the best interests of such Guarantor;

         NOW, THEREFORE, in consideration of the premises and of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Holders to purchase the Notes pursuant to the Note Agreement, each Guarantor hereby agrees with Holders as follows:

1.       DEFINITIONS.

         Reference is hereby made to the Note Agreement for all purposes. All terms used in this Guaranty that are defined in the Note Agreement and not otherwise defined in this Guaranty have the same meanings when used in this Guaranty. As used in this Guaranty, the following terms shall have the following meanings:

                 "OBLIGATIONS" means collectively all of the indebtedness, obligations, and undertakings that are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2 hereof.

                 "OBLIGATION DOCUMENTS" means this Guaranty, the Note Agreement, the Notes, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, heretofore or hereafter delivered.

                 "OBLIGORS" means the Company, the Guarantors, and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

                 "SECURITY" means any rights, properties, or interests of the Holders under the Obligation Documents or otherwise, that provide recourse or other benefits to the Holders in connection with the Obligations or the non-payment or non-performance thereof, including, without limitation, collateral (whether real or personal, tangible or intangible) in which the Holders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

2.       GUARANTY.

                 (a) Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees, jointly and severally, to the Holders the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

                          (i) the Notes, including all principal, all interest thereon and all other sums payable thereunder; and

                          (ii) all other sums payable under the other Obligation Documents, whether for principal, interest, fees, delivery of cash collateral, costs, expenses or otherwise.

                 (b) Each Guarantor, hereby irrevocably, absolutely, and unconditionally guarantees, jointly and severally, to the Holders the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of the Company to the Holder under, by reason of, or pursuant to any of the Obligation Documents.

                 (c) If the Company shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, then each Guarantor will, forthwith upon demand by the Required Holders, pay such Obligation in full to the Holders. If the Company shall for any reason fail to perform promptly any Obligation, then Guarantor will, forthwith upon demand by the Required Holders, cause such Obligation to be performed or, if specified by the Required Holders, provide sufficient funds, in such amount and manner as the Required Holders shall in good faith determine, for the prompt, full and faithful performance of such Obligation by the Required Holders or such other Person as the Required Holders shall designate.





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
                 (d) If either the Company or any Guarantor fails to pay or perform upon demand any Obligation as described in the immediately preceding subsections (a), (b) or (c), then each Guarantor will incur the additional obligation to pay to the Holders and each Guarantor will forthwith upon demand by the Required Holders pay to the Holders, the amount of any and all expenses, including fees and disbursements of any counsel and of any experts or agents, in each case, retained by the Required Holders on behalf of the Holders that the Holders may incur as a result of such failure, such expenses to be incurred in accordance with paragraph 11B of the Note Agreement.

                 (e) Each Guarantor shall be primarily liable hereunder for the payment and performance of the Obligations, from each other Guarantor.

3.       UNCONDITIONAL GUARANTY.

                 (a) No action that any one or more Holder may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Guarantor to the Holders), or any Security, and no course of dealing of any one or more Holder with any Obligor or any other Person, shall release or diminish any Guarantor's obligations, liabilities, agreements or duties under this Guaranty, affect this Guaranty in any way, or afford any Guarantor any recourse against any Holder, regardless of whether any such action or inaction may increase any risks to or liabilities of the Holders or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, each Guarantor hereby expressly agrees that, except as may be provided in the Note Agreement, any Holder may, from time to time, without notice to or the consent of Guarantor:

                          (i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto;

                          (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents;

                          (iii) Accelerate, change, rearrange, extend, or renew the time, terms, or manner for payment or performance of any one or more of the Obligations;

                          (iv)    Compromise or settle any unpaid or
                 unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents;

                          (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect the Holders' rights in any or all Security;





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                          (vi)    Discharge, release, substitute or add
                 Obligors; and

                          (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as such Holder may determine to be in its best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

                 (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish any Guarantor's obligations, liabilities, agreements, or duties under this Guaranty, affect this Guaranty in any way, or afford any Guarantor any recourse against any Holder. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of each Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any of the following from time to time, even if occurring without notice to or without the consent of such Guarantor:

                          (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets of liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings;

                          (ii) The failure by any Holder or the Required Holders to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party;

                          (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to the Holders;

                          (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever;

                          (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or the Holders;

                          (vi) The fact that any Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor; or

                          (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) that in the absence of this provision would or





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
                 might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by each Guarantor under this Guaranty.

                 (c) The Required Holders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. The Required Holders may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing separate action against any other Obligor. The obligations of each Guarantor under this Guaranty are not joint, but are separate and distinct from the obligations of each other Guarantor and all other Obligors.

                 (d) If any payment to the Holders by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason the Holders are required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, then such payment to the Holders shall not constitute a release of any Guarantor from any liability under this Guaranty, and each Guarantor agrees to pay such amount to the Holders on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

                 (e) This is a continuing guaranty and shall apply to and cover all obligations and renewals and extensions thereof and substitutions therefor from time to time.

4.       WAIVER.

         Each Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

                 (a) notice of the incurrence of any Obligation by the Company;

                 (b) notice that the Holders, any Obligor, or any other Person has taken or omitted to take any action under any Obligation document or any other agreement or instrument relating thereto or relating to any Obligation;

                 (c) notice of acceptance of this Guaranty and all rights of the Guarantor under Section 34.02 of the Texas Business and Commerce Code;

                 (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance;

                 (e) notice of intention to accelerate, notice of acceleration, protest, and notice of protest; and

                 (f)      all other notices whatsoever.





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
5.       EXERCISE OF REMEDIES.

         Each Holder and the Required Holders, on behalf of the Holders, as provided in the Note Agreement, shall have the right to enforce, from time to time, in any order and at the sole discretion of the Required Holders's or such Holder, as the case may be, any rights, powers and remedies that the Holders may have under the Obligation Documents or otherwise, including, but not limited to, judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Guarantor shall be liable to the Holders under this Guaranty for any deficiency resulting from the exercise by any Holder of any such right or remedy even though any rights that such Guarantor may have against the Company or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of any Holder or the Required Holders to exercise, and no delay in exercising, any right under this Guaranty or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of each Holder and the Required Holders provided in this Guaranty and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of each Holder and the Required Holders under this Guaranty are not conditional or contingent on any attempt by any Holder and the Required Holders to exercise any of their rights under any other Obligation Document against any Obligor or any other Person.

6.       SUBROGATION.

         Until all of the Obligations have been paid and performed in full, no Guarantor shall have the right to exercise any right of subrogation with respect hereto (including without limitation any right of subrogation under Section 34.04 of the Texas Business and Commerce Code), and each Guarantor hereby waives any rights to enforce any remedy that such Guarantor may have against the Company and any right to participate in any Security until such time. If any amount shall be paid to any Guarantor on account of any subrogation rights or other remedy or Security at any time when all of the Obligations and all other expenses guaranteed pursuant to this Guaranty shall not have been paid in full, then such amount shall be held in trust for the benefit of the Holders, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to the Holders as collateral for, or then or at any time thereafter applied in whole or in part by the Holders against, all or any portion of the Obligations, whether matured or unmatured, in such order as each Holder shall elect. If Guarantor shall make payment to the Holders of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, then each Holder will, at each Guarantor's request and expense, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.





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
7.       SUCCESSORS AND ASSIGNS.

         No Guarantor's rights or obligations under this Guaranty may be assigned or delegated. This Guaranty shall apply to and inure to the benefit of each Holder and such Holder's successors or assigns, including, without limitation, any subsequent holder of Notes. Without limiting the generality of the immediately preceding sentence, any Holder may assign its rights under this Guaranty or grant a participation in such rights in connection with the assignment of or the granting of a participation in the Obligations.

8.       REPRESENTATIONS AND WARRANTIES.

         Each Guarantor hereby represents and warrants as follows:

                 (a) The recitals at the beginning of this Guaranty are true and correct in all respects as to such Guarantor.

                 (b) The value of the consideration received and to be received by such Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of such Guarantor under this Guaranty, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit such Guarantor, directly or indirectly.

                 (c) Such Guarantor is not "insolvent" on the date of the execution and delivery by such Guarantor of this Guaranty (that is, the sum of Guarantor's absolute and contingent liabilities, including the Obligations, does not exceed the Fair Market Value of Guarantor's assets). Such Guarantor's capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Such Guarantor has not by this Guaranty incurred, nor does such Guarantor intend to incur or believe that it will incur, debts that will be beyond its ability to pay as such debts mature.

9.       NO ORAL CHANGE.

         No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and the Required Holders, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from this Guaranty, shall be effective unless it is in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

10.      GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a) GOVERNING LAW. THIS GUARANTY IS TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 (b) JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND





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         FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT
         SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING HERETO BY SERVING THE SECRETARY OF STATE OF THE STATE OF TEXAS (OR BY OTHER SERVICE) IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF THE TEXAS REVISED CIVIL STATUES, AS AMENDED, GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS.

11.      INVALIDITY OF PARTICULAR PROVISION.

         If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, then all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

12.      HEADINGS AND REFERENCES.

         The headings used in this Guaranty are for purposes of convenience only and shall not be used in construing the provisions of this Guaranty. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

13.      TERM.

         This Guaranty shall be irrevocable and shall terminate when all of the Obligations have been completely and finally paid and performed, the Holders have no obligation to make any loans or other advances to the Company, and all obligations and undertakings of the Company under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d) of this Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by the Holders to the Company pursuant to the terms of the Note Agreement, the Notes or any amendment or waiver of any provision thereof, shall be conclusively presumed to have been made in acceptance of this Guaranty and in reliance on this Guaranty.

14.      NOTICES.

         Any notice of communication required or permitted under this Guaranty shall be given as provided in the Note Agreement.

15.      LIMITATION ON INTEREST.

         The Holders and each Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Note Agreement limiting the interest for which each Guarantor is obligated are expressly incorporated in this Guaranty by reference.





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
16.      COUNTERPARTS.

         This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

17.      ENTIRE AGREEMENT.

         THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

    [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]





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
         IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

                                        NAVAJO CRUDE OIL MARKETING
                                        COMPANY

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer

                                        NAVAJO WESTERN ASPHALT
                                        COMPANY

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer





                                   [GUARANTY]

                                        NAVAJO PIPELINE CO.

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer





                                   [GUARANTY]

                                        NAVAJO REFINING COMPANY

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer





                                   [GUARANTY]

                                        LEA REFINING COMPANY

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer





                                   [GUARANTY]

                                        NAVAJO HOLDINGS, INC.

                                        By /s/ HENRY A. TEICHHOLZ
                                           ---------------------------------
                                        Name:    Henry A. Teichholz
                                        Title:   Vice President and
                                                 Treasurer





                                   [GUARANTY]